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                                                                   EXHIBIT 10.22

                            INDEMNIFICATION AGREEMENT

         AGREEMENT, effective as of the ____ day of ________, 20__, between Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), and _____________ (the "Indemnitee").

         WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

         WHEREAS, Indemnitee is a director or officer of the Company; and

         WHEREAS, both the Company and Indemnitee recognize the risk of litigation and other claims being asserted against directors and officers of public companies; and

         WHEREAS, the Bylaws of the Company require the Company to indemnify and advance expenses to its directors and officers to the fullest extent now or hereafter authorized or permitted by law and authorize the Company to enter into agreements providing for such indemnification and advancement of expenses; and

         WHEREAS, in recognition of the fact that the Indemnitee agrees to serve as director or officer of the Company, in part in reliance on the aforesaid Bylaws, and of the fact of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses, to Indemnitee to the fullest extent (whether partial or complete) now or hereafter authorized or permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

         NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       Certain Definitions:

                  (a) Approved Law Firm shall mean any law firm (i) located in St. Louis, (ii) having 25 or more attorneys, (iii) rated "av" by Martindale-Hubbell Law Directory and (iv) recognized as having a significant corporate law practice representing publicly-owned corporations; provided, however, that such law firm shall not, for a five-year period prior to the Indemnifiable Event, have been engaged by the Company, an Acquiring Person or the Indemnitee.



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                  (b)       Board of Directors shall mean the Board of Directors
                            of the Company.


                  (c) Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Act"]), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

                  (d) Claim shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

                  (e) Expenses shall include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any indemnifiable Event, together with interest, computed at the Company's average cost of funds for short-term borrowings, accrued from the date of


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                            payment of such expense to the date Indemnitee
                            received reimbursement therefor.

                  (f) Indemnitee shall include, in addition to the Indemnitee named herein, such person's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Indemnitee should die while any amounts would still be payable to Indemnitee hereunder if Indemnitee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Indemnitee's devisee, legatee or other designee or, if there be no such designee, to Indemnitee's estate.

                  (g) Indemnifiable Event shall mean any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation of any type or kind, domestic or foreign, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity. Without limitation of any indemnification provided hereunder, an Indemnitee serving (i) another corporation, partnership, joint venture or trust of which 20 percent or more of the voting power or residual economic interest is held, directly or indirectly, by the Company, or (ii) any employee benefit plan of the Company or any entity referred to in clause (i), in any capacity, shall be deemed to be doing so at the request of the Company.

                  (h) Potential Change in Control shall be deemed to have occurred if after the date of this Agreement (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of such securities by five percentage points or more over the percentage so owned by such person; or (iv) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                  (i) Reviewing Party shall be (i) the Board of Directors acting by a majority vote of a quorum consisting of directors who are not parties to the


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                            particular Claim with respect to which Indemnitee is
                            seeking indemnification, or (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, (A) an Approved Law Firm or (B) the stockholders.

                (j) Voting Securities shall mean any securities of the Company which vote generally in the election of directors.

         2. Basic Indemnification Arrangement. If the Indemnitee was, is or becomes at any time a party to or a witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent now or hereafter authorized or permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all Expenses, judgments, fines (including excise taxes assessed against an Indemnitee with respect to an employee benefit plan), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim; provided that such indemnification shall not apply to any Claim if a judgment or other final adjudication adverse to the Indemnitee establishes that his acts were committed in bad faith, or were the result of active and deliberate dishonesty, or the Indemnitee personally gained in fact a financial profit or other advantage to which he was not legally entitled. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless the Board of Directors has authorized or consented to the initiation of such Claim.

         3. Payment. Notwithstanding the provisions of Section 2, the obligations of the Company under Section 2 (which shall in no event be deemed to preclude any right to indemnification to which the Indemnitee may be entitled under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL")) shall be subject to the condition that the Reviewing Party shall have authorized such indemnification in the specific case (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved or in an appropriate resolution in any case in which the stockholders are involved) by having determined that the Indemnitee is permitted to be indemnified under the applicable standard of conduct set forth in the DGCL. The Company shall promptly call a meeting of the Board of Directors with respect to a Claim and agrees to use its best efforts to facilitate a prompt determination by the Reviewing Party with respect to the Claim. Indemnitee shall be afforded the opportunity to make submissions to the Reviewing Party with respect to the Claim. The obligation of the Company to make an Expense Advance pursuant to Section 2 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees and undertakes to the full extent required by the DGCL to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to


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secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. The Company agrees that any litigation permitted under the preceding sentence may be brought in any court having general jurisdiction and in which venue is proper in the State of Delaware or in any such court in the State of Missouri in which the Indemnitee is resident or in which the Company maintains facilities, since, notwithstanding provisions relating to jurisdiction under Section 145 of the DGCL, jurisdiction to resolve indemnification under this Agreement is not reserved to Delaware courts. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

         4. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit, proceeding, inquiry or investigation, Indemnitee will, if a Claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such Claim as to which Indemnitee notifies the Company of the commencement thereof:

            (a) The Company will be entitled to participate therein at its own expense; and

            (b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in matters giving rise to such Claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of matters giving rise to such Claim or (iii) the Company shall not in fact have employed counsel to assume the defense of action, suit, proceeding, inquiry or investigation, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company. The Company shall




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         not be entitled to assume the defense of any action, suit, proceeding, inquiry or investigation brought by or on behalf of the Company, or as to which Indemnitee shall have made the conclusion provided in (ii) above; and

            (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Action effected without its written consent. The Company shall not settle any Action in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

         5. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or officer of the Company (or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of the Company or serving in any other capacity referred to herein.

         6. Change in Control. If there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then (i) all determinations by the Company pursuant to the first sentence of Section 3 hereof and Section 145 of the DCGL shall be made pursuant to subparagraph (d)(1) or (d)(2) of Section 145 and (ii) with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events (including, but not limited to, any opinion to be rendered pursuant to subparagraph (d)(2) of Section 145 of the DCGL), the Company (including the Board of Directors) shall seek legal advice from (and only from) special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company (or any subsidiary of the Company) or an Acquiring Person (or any affiliate or associate of such Acquiring Person) or Indemnitee within the last five years (other than in connection with such matters). Unless Indemnitee has theretofore selected counsel pursuant to this
Section 6 and such counsel has been approved by the Company, any Approved Law Firm selected by Indemnitee shall be deemed to be approved by the Company. Such counsel, among other things, shall render its written opinion to the Company, the Board of Directors and Indemnitee as to whether and to what the extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. As used in this Agreement, the terms "affiliate" and "associate" shall have the respective meanings ascribed to such terms in rule 12b-2 of the General Rules and Regulations under the Act and in effect on the date of this Agreement.




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         7. Establishment of Trust. In the event of a Potential Change in
Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the special, independent counsel referred to above is involved. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within two business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under
Section 3 hereof), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be institutional trustee with a highly regarded, national reputation chosen by Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement.

         8. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

         9. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified, to the extent permitted by law, against all Expenses incurred in connection with such Indemnifiable Event.



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         10. Burden of Proof. In connection with any determination by the
Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

         11. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, whether civil or criminal, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not crate a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         12. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Bylaws or the DCGL or otherwise. To the extent that a change in the DCGL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

         13. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

         14. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or any affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

         15. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be effective unless in writing and no written waiver shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar nor shall such waiver constitute a continuing waiver).

         16. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         17. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the


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extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder. To the extent that Indemnitee is entitled to indemnification in respect of a Claim from another party, the Indemnitee shall assign such right to the Company.

         18. Specific Performance. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

         19. Binding, Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, assigns, spouses, heirs, executors, and personal and legal representatives.

         20. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

         21. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

         IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement this 6th day of November, 2000.

                                        ALLIED HEALTHCARE PRODUCTS, INC.


INDEMNITEE:                             By: __________________________________
                                        Name: ________________________________
________________________________        Title: _______________________________



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